Exhibit 21.1

LIST OF SUBSIDIARIES

(as of December 31, 2014)

ENTITY	STATE OF ORIGIN
Physicians Realty L.P.	Delaware
Ziegler-Florida 4, LLC	Wisconsin
Ziegler-Michigan 5, LLC	Wisconsin
Ziegler-Georgia 6, LLC	Wisconsin
Ziegler-Michigan 6, LLC	Wisconsin
Ziegler-Georgia 7, LLC	Wisconsin
Ziegler-Texas 8, LLC	Wisconsin
Ziegler-El Paso 8 Limited Partnership	Wisconsin
Ziegler-Ohio 9, LLC	Wisconsin
Ziegler-Illinois 12, LLC	Wisconsin
Ziegler-Michigan 12, LLC	Wisconsin
Ziegler-Tennessee 14, LLC	Wisconsin
Ziegler-Maine 15, LLC	Wisconsin
Ziegler-Wisconsin 16, LLC	Wisconsin
Ziegler-Georgia 17, LLC	Wisconsin
Ziegler-Illinois 18, LLC	Wisconsin
Ziegler-Ohio 19, LLC	Wisconsin
Ziegler-Georgia 20, LLC	Wisconsin
Ziegler-Georgia 21, LLC	Wisconsin
Ziegler-Arizona 23, LLC	Wisconsin
Ziegler-Wisconsin 24, LLC	Wisconsin
Sandwich Development Partners, LLC	Illinois
Remington Development Partners, LLC	Illinois
DOC-FSH El Paso Medical Center, LLC	Wisconsin
DOC-FSH El Paso Medical Center Partners, LLC	Wisconsin
DOC-LifeCare Plano LTACH	Wisconsin
DOC-ELFP Atlanta MOBs, LLC	Wisconsin
DOC-CCSC Crescent City Surgical Centre, LLC	Wisconsin
Crescent City Surgical Centre Facility, L.L.C.	Louisiana
DOC-MP TXAZ, LLC	Wisconsin
DOC-Greymark HQ OKC MOB, LLC	Wisconsin
DOC-SSH Slidell Surgical Center, LLC	Wisconsin
DOC-Cornerstone Pensacola MOB, LLC	Wisconsin
DOC-CONS Columbus MOB, LLC	Wisconsin
Eastwind MOB, LLC	Ohio

ENTITY	STATE OF ORIGIN
DOC-CCSC Crescent City Land, LLC	Wisconsin
DOC-Great Falls MT ASC, LLC	Wisconsin
DOC-FSH San Antonio Hospital, LLC	Wisconsin
DOC-FSH San Antonio MOB, LLC	Wisconsin
DOC-PDMC Atlanta, LLC	Wisconsin
DOC-21st Century Sarasota, LLC	Wisconsin
DOC-LifeCare Pittsburgh LTACH, LLC	Wisconsin
DOC-LifeCare Ft. Worth LTACH, LLC	Wisconsin
DOC-Pinnacle Harrisburg MOBs, LLC	Wisconsin
DOC-SBO MOB, LLC	Wisconsin
DOC-Grenada MOB, LLC	Wisconsin
DOC-Carmel MOB, LLC	Wisconsin
DOC-MSMOC Jackson MOB, LLC	Wisconsin
DOC-Premier Landmark MOBs, LLC	Wisconsin
DOC-PMP Monroe MOB, LLC	Wisconsin
DOC-Summit Bloomington MOB, LLC	Wisconsin
DOC-Renaissance Oshkosh MOB, LLC	Wisconsin
DOC-Baylor Mansfield ASC, LLC	Wisconsin
DOC-SIM Monroe ASC, LLC	Wisconsin
DOC-Oaks Lady Lake MOB, LLC	Wisconsin
DOC-CRMC Carlisle, MOB LLC	Wisconsin
DOC-WSUPG Troy MOB, LLC	Wisconsin
DOC-6138 Kennerly Road MOB, LLC	Delaware
DOC-Indiana 7 MOB, LLC	Wisconsin
DOC-2625 Market Place MOB, LLC	Wisconsin
DOC-4518 Union Deposit MOB, LLC	Wisconsin
DOC-4520 Union Deposit MOB, LLC	Wisconsin
DOC-240 Grandview Avenue MOB, LLC	Wisconsin
DOC-32 Northeast Drive MOB, LLC	Wisconsin
DOC-1755 Curie Drive MOB, LLC	Wisconsin
DOC-3100 Lee Trevino Drive MOB, LLC	Wisconsin
DOC-9999 Kenworthy Street MOB, LLC	Wisconsin
DOC-9085 Southern Street MOB, LLC	Wisconsin
Southern Point LLC	Delaware
DOC-3100 Plaza Properties Boulevard MOB, LLC	Wisconsin

ENTITY	STATE OF ORIGIN
Zangmeister Center LLC	Delaware
DOC-170 Taylor Station Road MOB, LLC	Wisconsin
COG Real Estate Partners II, LLC	Ohio
DOC-560 North Cleveland Avenue MOB, LLC	Wisconsin
Cardinal Westerville II LLC	Ohio
DOC-1810 Stadium Drive MOB, LLC	Wisconsin
DOC-500 18th Street MOB, LLC	Wisconsin
DOC-633 19th Street MOB, LLC	Wisconsin
DOC-920 18th Street MOB, LLC	Wisconsin
DOC-705 17th Street MOB, LLC	Wisconsin
DOC-615 19th Street MOB, LLC	Wisconsin
DOC-1800 10th Avenue MOB, LLC	Wisconsin
DOC-2000 10th Avenue MOB, LLC	Wisconsin
DOC-1942 North Avenue MOB, LLC	Wisconsin
DOC-1900 10th Avenue MOB, LLC	Wisconsin
DOC-1968 North Avenue MOB, LLC	Wisconsin
DOC-2200 Hamilton Road MOB, LLC	Wisconsin
DOC-610 19th Street MOB, LLC	Wisconsin
DOC-Middletown Medical MOBs, LLC	Wisconsin
DOC-311 West Fairchild Street MOB, LLC	Wisconsin
DOC-2633 Napoleon Avenue MOB, LLC	Wisconsin
DOC-8550 Naab Street MOB, LLC*	Wisconsin
DOC-24 Physicians Drive MOB, LLC	Wisconsin
DOC-207 Stonebridge Boulevard ASC, LLC	Wisconsin